NEWS

For immediate release

Contact:
Natalie Hadley
Securities America
800-747-6111, ext. 4606
nhadley@saionline.com

Securities America to Acquire Assets of Sunset Financial Services

Securities America will add 268 advisors, $2.4 billion in client assets and $18 million in gross revenue

LA VISTA, Neb. – July 21, 2014 –Securities America, a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), announced today a definitive agreement to acquire certain assets of Sunset Financial Services, Inc., a full-service broker-dealer, from Kansas City Life Insurance Company (NASDAQ: KCLI).

Sunset Financial Services has approximately 268 registered representatives in 48 states plus the District of Columbia, approximately $18 million in annual gross revenue and $2.4 billion in client assets. KCL Service Company will operate as a branch of Securities America for these representatives. Following the transaction, Sunset Financial Services will continue to assist Kansas City Life in issuing and promoting its variable insurance products.

“The primary objective of this agreement is to improve the services Kansas City Life provides to our customers and representatives,” said Walter E. Bixby, Kansas City Life executive vice president and vice chairman of the board. “This agreement caps a two-year broker-dealer search to find the best match for our customers and representatives. Securities America is well equipped to provide more robust technology, more diverse products and enhanced practice management.”

Earlier this month, Securities America announced its acquisition of Dalton Strategic Investment Services of Knightstown, Ind., an independent broker-dealer with 60 advisors and $950 million in client assets. In 2013, Securities America added 30 advisors from Eagle One Investments in Washington, Iowa. The year prior, the company transitioned 140 advisors from Investors Security Company Inc. In 2010, the company transitioned 45 advisors from Equitas and 40 from ePlanning. In 2009, Securities America acquired broker-dealer Brecek & Young Associates from Security Benefit Corp., adding 260 advisors.

“This business has become increasingly challenging for smaller broker-dealers,” said Jim Nagengast, Securities America chief executive officer and president. “We welcome the advisors from Sunset Financial Services and look forward to helping them grow through our expertise in advisory business, retirement income distribution, practice management solutions and technology.”

The transaction, expected to close by the end of 2014, is subject to customary closing conditions, including regulatory approval. Shareholder approval is not required.

About Securities America
Securities America is one of the nation’s largest independent broker-dealers with more than 1,800 independent advisors responsible for $50 billion in client assets.

About Kansas City Life Insurance Company
Kansas City Life Insurance Company (NASDAQ: KCLI) was established in 1895 and is based in Kansas City, Mo. The company’s primary business is providing financial protection through the sale of life insurance and annuities. The company’s revenues were $483.6 million in 2013, and assets and life insurance in force were $4.5 billion and $32.0 billion, respectively, as of Dec. 31, 2013. The company operates in 48 states and the District of Columbia. For more information, please visit www.kclife.com.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition of certain assets of Sunset Financial Services. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the business. These risks, uncertainties and contingencies include those set forth in the annual report on Form 10-K of Ladenburg Thalmann Financial Services Inc. (“Ladenburg”) for the fiscal year ended December 31, 2013 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither the Company nor Ladenburg is under any obligation to, and each expressly disclaims, any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Securities offered through Securities America, Inc., member FINRA/SIPC. Advisory services offered through Securities America Advisors, Inc., an SEC Registered Investment Advisory Firm.
Securities America is not affiliated with any other entity named.

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